CPI AEROSTRUCTURES, INC. 8-K

EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CPI AEROSTRUCTURES ANNOUNCES FOURTH QUARTER

AND FULL YEAR 2017 FINANCIAL RESULTS

– Company Reports 2017 Pre-Tax Income at Upper End of Range of Guidance, Operating Cash Flow in Excess of Expectations; Defense Backlog at $301.3 Million –

– Separately Company Announces Acquisition of Aerospace Component and Assemblies Manufacturer Welding Metallurgy, Inc. –

– Management to Host Conference Call at 8:30 a.m. ET Today –

Edgewood, NY – March 22, 2018 – CPI Aerostructures, Inc. (“CPI Aero®”) (NYSE MKT: CVU) today reported fourth-quarter and full-year 2017 financial results.

Full Year 2017 vs. Full Year 2016

●	Revenue was $81.3 million compared to $81.3 million;
●	Gross profit was $18.6 million compared to $4.3 million;
●	Gross margin was 22.9% compared to 5.3%;
●	Pre-tax income (loss) was $8.5 million compared to $(5.7) million;
●	Net income (loss) was $5.8 million compared to $(3.6) million;
●	Earnings (loss) per diluted share were $0.65 compared to $(0.42) per diluted share;
●	Cash provided by operations was $1.6 million compared to cash used in operations of $6.6 million; and
●	Total backlog at $388.7 million with multi-year defense contracts comprising 78%.

Fourth Quarter 2017 vs. Fourth Quarter 2016

●	Revenue of $23.8 million compared to $24.3 million;
●	Gross profit of $5.5 million compared to $5.9 million;
●	Pre-tax income of $2.8 million compared to $3.4 million;
●	Net income of $2.1 million compared to $2.1 million;
●	Earnings per diluted share of $0.23 compared to $0.24; and
●	Cash provided by operations was $1.8 million compared to $0.2 million.

CPI Aero Q4 & FY17 Earnings Press Release	Page 2
March 22, 2018

“Fiscal 2017 was a turning point for CPI Aero during which we returned to annual profitability and positive operating cash flow while continuing to execute on our defense-market growth strategy. I am especially pleased to report pre-tax income at the upper range of our financial guidance and operating cash flow in excess of our expectations reflecting the benefits gained from an improved cost structure and leaner operations,” stated Douglas McCrosson, president and chief executive officer. “During the year, our strategic focus on the defense market gave us a year-end backlog of $301.3 million that includes awards for some of the most advanced military aircraft programs, notably the Lockheed Martin’s F-35 Lighting II, Sikorsky’s UH-60 Black Hawk, and UTC’s TacSAR reconnaissance system, as well as new awards or contracts extensions on current platforms. Long-term defense budget trends should continue to drive top-line opportunities for defense primes and larger tier 1 suppliers, and we expect to continue to win our fair share based on our growing reputation in the military supply chain as a high quality, lower cost alternative to in-house assembly work.”

2018 Financial Guidance

CPI Aero issued full-year 2018 financial guidance assuming the Company closes the acquisition of WMI on May 1, 2018:

●	Revenue in the range of $92.0 million to $96.0 million as compared to $81.3 million in the fiscal 2017 full year ended December 31, 2017;
●	Pre-tax income in the range of $9.1 to $9.6 million as compared to $8.5 million in fiscal 2017;
●	Effective tax rate of 23% - 24%.

Commenting on the Company’s financial guidance for fiscal 2018, Mr. McCrosson stated, “Our financial guidance for fiscal 2018, which includes the addition of WMI for the last eight months of the year, excludes the contributions from new program awards that have been delayed as the Department of Defense continues to operate on a continuing resolution basis in addition to near-term uncertainty over the U.S. defense budget priorities. Having implemented operational improvements over the past three years, we are committed to increasing top-line growth by fully leveraging our improved cost structure and enhanced competitiveness. Rather than wait for budgetary resolutions, we are actively exploring inorganic growth, targeting opportunities that will give us more defense content and ensure we are on a growth trajectory. As an example, the announced acquisition of WMI today further aligns us to long-term defense industry trends with unique capabilities and complimentary programs and customers.

“In pursuit of organic growth, we recently added executive level leadership with extensive experience at a leading global defense company to head our business development and strategy across key growth segments, particularly in the areas of electronic warfare (EW), intelligence, surveillance and reconnaissance (ISR), and autonomous systems. With a multi-pronged strategy to growth in fiscal 2018 – our backlog, a strong bid pipeline of key growth segments and additional opportunities – we have the tools to ensure our long-term success,” concluded Mr. McCrosson.

CPI Aero Q4 & FY17 Earnings Press Release	Page 3
March 22, 2018

Conference Call
Management will host a conference call today at 8:30 a.m. ET to discuss the company’s results as well as recent corporate developments. After opening remarks, there will be a question and answer period. Interested parties may participate in the call by dialing 844-378-6486 or 412-542-4181. Please call in 10 minutes before the conference call is scheduled to begin. The conference call will also be broadcast live over the Internet. Additionally, a slide presentation will accompany the conference call. To listen to the live call, please go to www.cpiaero.com, click on the Investor Relations section, then to the Event Calendar. If you are unable to listen live, the conference call will be archived and can be accessed for approximately 90 days.

About CPI Aero

CPI Aero is a U.S. manufacturer of structural assemblies for fixed wing aircraft, helicopters and airborne Intelligence Surveillance and Reconnaissance pod systems in both the commercial aerospace and national security markets. Within the global aerostructure supply chain, CPI Aero is either a Tier 1 supplier to aircraft OEMs or a Tier 2 subcontractor to major Tier 1 manufacturers. CPI also is a prime contractor to the U.S. Department of Defense, primarily the Air Force. In conjunction with its assembly operations, CPI Aero provides engineering, program management, supply chain management, and MRO services. CPI Aero is included in the Russell Microcap® Index.

The above statements include forward looking statements that involve risks and uncertainties, which are described from time to time in CPI Aero's SEC reports, including CPI Aero's Form 10-K for the year ended December 31, 2016, and Form 10-Q for the three-month periods ended March 31, 2017, June 30, 2017, and September 30, 2017.

CPI Aero® is a registered trademark of CPI Aerostructures, Inc.

For more information, visit www.cpiaero.com, and follow us on Twitter @CPIAERO.

CPI Aero Q4 & FY17 Earnings Press Release	Page 4
March 22, 2018

Contact:

Vincent Palazzolo	Investor Relations Counsel:
Chief Financial Officer	LHA
CPI Aero	Jody Burfening/Sanjay M. Hurry
(631) 586-5200	(212) 838-3777
www.cpiaero.com	cpiaero@lhai.com
www.lhai.com

– Financial Tables to Follow –

CPI Aero Q4 & FY17 Earnings Press Release	Page 5
March 22, 2018

CPI AEROSTRUCTURES, INC.

STATEMENTS OF OPERATIONS

Years ended December 31,	2017	2016
	(Unaudited)

Revenue	$81,283,148	$81,329,858

Cost of sales	62,637,232	77,010,940

Gross profit	18,645,916	4,318,918

Selling, general and administrative expenses	8,449,594	8,614,190
Income (loss) from operations	10,196,322	(4,295,272)

Other expense:
Other expense	(19,774)	(22,659)
Interest expense	(1,698,914)	(1,356,645)
Total other expense, net	(1,718,688)	(1,379,304)
Income (loss) before provision for (benefit from) income taxes	8,477,634	(5,674,576)

Provision for (benefit from) income taxes	2,710,000	(2,066,000)

Net income (loss)	$5,767,634	$(3,608,576)
Income (loss) per common share – basic	$0.65	$(0.42)
Income (loss) per common share – diluted	$0.65	$(0.42)
Shares used in computing earnings per common share:
Basic	8,831,064	8,655,848
Diluted	8,838,445	8,655,848

CPI Aero Q4 & FY17 Earnings Press Release	Page 6
March 22, 2018

CPI AEROSTRUCTURES, INC.

BALANCE SHEETS

	December 31,	December 31,
	2017	2016
	(Unaudited)
ASSETS
Current Assets:
Cash	$1,430,877	$1,039,586
Accounts receivable, net	5,379,821	8,514,613
Costs and estimated earnings in excess of billings on uncompleted
contracts	111,158,551	99,578,526
Prepaid expenses and other current assets	2,413,187	2,155,481

Total current assets	120,382,436	111,288,206

Property and equipment, net	2,046,942	2,298,610
Deferred income taxes	1,566,818	3,952,598
Other assets	188,303	252,481
Total Assets	$124,184,499	$117,791,895

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$15,129,872	$14,027,457
Accrued expenses	1,911,421	1,386,147
Billings in excess of costs and estimated earnings on uncompleted
contracts	74,657	115,337
Current portion of long-term debt Contract loss	2,009,000 171,673	1,341,924 1,377,171
Line of credit	22,838,685	22,438,685
Income tax payable	109,327	6,000

Total current liabilities	42,244,635	40,692,721

Long-term debt, net of current portion	7,019,468	8,860,724
Other liabilities	607,063	632,744

Total Liabilities	49,871,166	50,186,189

Shareholders’ Equity:
Common stock - $.001 par value; authorized 50,000,000 shares,
8,864,319 and 8,739,836 shares, respectively,
issued and outstanding	8,863	8,738
Additional paid-in capital	53,770,618	52,824,950
Retained earnings	20,548,652	14,781,018
Accumulated other comprehensive loss	(14,800)	(9,000)
Total Shareholders’ Equity	74,313,333	67,605,706
Total Liabilities and Shareholders’ Equity	$124,184,499	$117,791,895

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